As filed with the Securities and Exchange Commission on August 9, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Rocky Brands, Inc.

(Exact name of registrant as specified in its charter)

Ohio	31-1364046
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

39 East Canal Street
Nelsonville, Ohio	45764
(Address of Principal Executive Offices)	(Zip Code)

Rocky Brands, Inc.

Amended and Restated 2014 Omnibus Incentive Plan

(Full title of the plan)

Jason Brooks

Chairman, Chief Executive Officer and President

Rocky Brands, Inc.

39 East Canal Street

Nelsonville, Ohio 45764

(Name and address of agent for service)

(740) 753-1951

(Telephone number, including area code, of agent for service)

Copies of Correspondence to:

Jeremy D. Siegfried, Esq.

Porter, Wright, Morris & Arthur LLP

41 South High Street

Columbus, Ohio 43215

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration Fee
Common shares, without par value	600,000	$52.80	$31,680,000	$3,456.29

(1)

This registration statement shall be deemed to cover an indeterminate number of additional common shares, without par value, as may be issuable pursuant to future stock dividends, stock splits, or similar transactions, pursuant to Rule 416(a) and (b) of the Securities Act of 1933, as amended.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended. The maximum aggregate offering price is based on a maximum of 600,000 shares registered for issuance under the Rocky Brands, Inc. Amended and Restated 2014 Omnibus Incentive Plan, multiplied by $53.98, the average of the high and low prices of the common shares, without par value, of Rocky Brands, Inc. as reported on the Nasdaq Global Select Market on July 30, 2021.

EXPLANATORY NOTE

This registration statement on Form S-8 of Rocky Brands, Inc. (this “Registration Statement”) is being filed to register an additional 600,000 shares of common stock, without par value, issuable under the Rocky Brands, Inc. Amended and Restated 2014 Omnibus Incentive Plan (the “Plan”), which common stock is in addition to the 500,000 shares of common stock previously registered by us on a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on August 15, 2014 (File No. 333-198167) (the “Prior Registration Statement”).

This Registration Statement relates to the same class of securities as the Prior Registration Statement and is filed pursuant to Instruction E of the General Instructions to Form S-8 regarding registration of additional securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement, to the extent relating to the registration of shares of common stock under the Plan and except as otherwise set forth in this Registration Statement, are incorporated by reference herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have previously been filed by Rocky Brands, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

1.         The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 16, 2021.

2.         The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed on May 6, 2021.

3.         The Company’s Current Reports on Form 8-K filed on January 26, 2021 (excluding Item 7.01), March 8, 2021, March 16, 2021 (excluding Item 7.01), March 29, 2021, and May 27, 2021.

4.         The description of our common shares, which is contained in our registration statement on Form 8-A filed with the Commission on December 22, 1992, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein) after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

For a full list of exhibits, see the Exhibit Index in this registration statement, which is incorporated into this Item 8 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nelsonville, State of Ohio, on August 9, 2021.

ROCKY BRANDS, INC.

By:	/s/ Jason Brooks
Jason Brooks, Chairman, Chief Executive
Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Jason Brooks	Chairman, Chief Executive	August 9, 2021
	Jason Brooks	Officer and President
(Principal Executive Officer)

	/s/ Thomas D. Robertson	Executive Vice President,	August 9, 2021
	Thomas D. Robertson	Chief Financial Officer and Treasurer
(Principal Financial and Accounting
Officer)

	* Mike Brooks	Director	August 9, 2021
Mike Brooks

	* Glen E. Corlett	Director	August 9, 2021
Glenn E. Corlett

	* Michael L. Finn	Director	August 9, 2021
Michael L. Finn

	* Robyn R. Hahn	Director	August 9, 2021
Robyn R. Hahn

	* G. Courtney Haning	Director	August 9, 2021
G. Courtney Haning

	* William L. Jordan	Director	August 9, 2021
William L. Jordan

	* Curtis A. Loveland	Director	August 9, 2021
Curtis A. Loveland

	* Robert B. Moore, Jr.	Director	August 9, 2021
Robert B. Moore, Jr.

	* James L. Stewart	Director	August 9, 2021
James L. Stewart

	* Tracie A. Winbigler	Director	August 9, 2021
Tracie A. Winbigler

*By:	/s/ Jason Brooks
Jason Brooks, attorney‑in‑fact
for each of the persons indicated

Exhibit Index

Exhibit Number	Exhibit Description

4(a)

Articles Fourth, Fifth, Sixth, Seventh, Eighth, Eleventh, Twelfth, and Thirteenth of the Company’s Second Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed on March 15, 2007).

4(b)(P)	Articles I and II of the Company’s Amended and Restated Code of Regulations (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (file number 33-56118)).

4(c)	Amended and Restated 2014 Omnibus Incentive Plan (incorporated by reference to Appendix A to the Company’s proxy statement for the 2021 annual meeting of shareholders dated April 21, 2021).

5*	Opinion of Porter Wright Morris & Arthur LLP.

23(a)*	Consent of Porter Wright Morris & Arthur LLP (included in Exhibit 5).

23(b)*	Consent of Schneider Downs & Co, Inc.

24*	Power of Attorney.

* Filed herewith.

(P) Paper Filing